                                                                   Page 1
                              State of Delaware


                                 [STATE SEAL]


                         Office of Secretary of State
                               _________________

    I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF INFONOW CORPORATION FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 1990, AT 9 O'CLOCK A.M.

                          |  |  |  |  |  |  |  |  |







[SEAL]                            /s/ MICHAEL HARKINS
                                  ---------------------------------------
                                  Michael Harkins, Secretary of State

                                  AUTHENTICATION:     | 2893734

700352041                                        DATE:      12/18/1990

                             CERTIFICATE OF INCORPORATION

                                 INFONOW CORPORATION


    FIRST.    The name of the Corporation is:

                                 INFONOW CORPORATION

    SECOND.   The Address of the registered office of the Corporation in the
State of Delaware is 15 E. North St., Dover, Kent County, DE 19903-0899, and the name of its registered agent at that address is Incorporating Services, Ltd.

    THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH.   The total number of shares of stock which the Corporation is authorized to issue is Thirty Million (30,000,000) shares of which Twenty Five Million (25,000,000) shares of the par value of $.001 each are Common Stock and Five Million (5,000,000) shares of the par value of $.001 each are Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to fix or alter the rights, powers, preferences and privileges, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including but not limited to dividend rights, dividend rate, conversion rights, voting rights, and liquidation preferences; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

    FIFTH.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

    SIXTH.    The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:

              NAME                   ADDRESS
              ----                   -------
    Sat Tara S. Khalsa       4725 Walnut, Boulder CO 80301
    Douglas D. Borne         4725 Walnut, Boulder CO 80301
    Geoffrey S. Goedde       4725 Walnut, Boulder CO 80301
    William K. Mackey        4725 Walnut, Boulder CO 80301
    Ralph B. Wagner          4725 Walnut, Boulder CO 80301

    SEVENTH. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

    SEVENTH   The corporation expressly elects not to be governed by Section
203 of the Delaware General Corporation Law.

    EIGHTH.   The name and mailing address of the incorporator of the
Corporation is:

         NAME           ADDRESS
         ----           -------
    David J. Cook       1401 Walnut Street
                        Suite 500
                        Boulder, CO  80302

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the Delaware General Corporation Law, does make and file this Certificate hereby declaring and certifying that the facts herein are true, and accordingly has hereunto set his hand and seal this 24th day of October, 1990.

                                      /s/ DAVID J. COOK
                                      -----------------------------
                                      David J. Cook


STATE OF COLORADO  )
                   ) ss:
COUNTY OF BOULDER  )

    On this 26th day of October, 1990, personally came before me, the subscriber, a Notary Public for the State and County aforesaid, David J. Cook, known to me personally to be such person, and acknowledged that said Certificate of Incorporation to be his act and deed and that the facts therein stated are truly set forth. Given under my hand and seal of office the day and year aforesaid.

    My Commission Expires: 10-19-90

[SEAL]
                                     /s/ JOAN BOCHMANN
                                     ------------------------------
                                     Notary Public

                               State of Delaware

                        Office of the Secretary of State
                            _________________________

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INFONOW CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1995, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                  [STATE SEAL]








                                  [SEAL] /s/ EDWARD J. FREEL
                                         -------------------------------------
                                         Edward J. Freel, Secretary of State
2245005 8100
                                         AUTHENTICATION:   7398756
950028042
                                                   DATE:   02-07-95

                              INFONOW CORPORATION

                           CERTIFICATE OF DESIGNATION
                                _______________

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware
                                _______________


    INFONOW CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, by a Board of Directors meeting which was held on January 27, 1995, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

    WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

    WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a new Series A Preferred Stock (the "Series A Shares" or "Series A Preferred").

    NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

         1. ISSUANCE: The series of Series A Shares shall consist of 251,148 shares.

         2. VOTING RIGHTS: The holder of each share of Series A Preferred shall be entitled to vote on an "as converted basis", that is, shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred is convertible, whether or not the Corporation has authorized and unissued Common shares in an amount sufficient to accommodate conversion of the Preferred shares.

         3. DIVIDENDS: The holders of Series A Shares shall be entitled, when and if declared by the Board of Directors of the Corporation, to annual dividends out of retained earnings of the Corporation, provided, however, that no dividend or distribution may be declared or paid on any shares of Common Stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of Series A Preferred. Each share of Series A Preferred outstanding shall be deemed converted into Common Stock as provided in Section 5 below for purposes of determining the dividend or distribution payable on shares of Series A Preferred. The right to such dividends on shares of Series A Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

         4.  RIGHTS ON LIQUIDATION, DISSOLUTION AND WINDING UP.

              LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Series A Shares shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders an amount equal to $1.593 per share of Series A Shares held, plus any declared and unpaid dividends thereon without interest before any payment shall be made to the holders of the Common Stock or any other equity security of the Corporation ranking as to liquidation preference junior to the Series A Preferred. After such payment shall have been made in full to the holders of Series A Shares they shall be entitled to no further participation in the distribution of the assets of the Corporation.

         5. CONVERSION. The holders of Series A Preferred shall have conversion rights as follows:

         5.1. RIGHT TO CONVERT. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after issuance, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying (x) one hundred (100) by (y) the quotient of $.01593 divided by the Series A Conversion Price. The Series A Conversion Price shall initially be $.01593 and shall be subject to adjustment as hereinafter provided.

         5.2. MECHANICS OF CONVERSION. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         5.3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. Fractional shares shall not be issued and in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Series A Conversion Price.

         5.4. ADJUSTMENT OF SERIES A CONVERSION PRICE. The Series A Conversion Price for each Series A Share, whether or not issued, shall be subject to adjustment from time to time as follows:

         5.4.1. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any share of Series A Preferred shall be increased in proportion to such increase of outstanding shares.

         5.4.2. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then on the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred shall be decreased in proportion to such decrease of outstanding shares.

         5.5. REORGANIZATIONS, MERGERS, ETC. If at any time after the date hereof there occurs any capital reorganization, or any reclassification of any stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or the merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entity to any other person, the shares of the Series A Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed of to which such holder would have been entitled if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, he had converted his shares of Series A Preferred into Common Stock. The provisions of this Section 5.5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

         6. NO IMPAIRMENT. The Corporation shall not by amendment to its Certificate of Incorporation or through any reorganization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all of the provisions of
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

         7. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of affected
Series A Preferred a certificate, which shall be certified by the Corporation's accountants if required by such holder, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments or readjustments, (b) the Series A Conversion Price in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series
A Preferred.

         8. NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         9. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series A Preferred, the Corporation shall take such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         10. NOTICES. Any notice required to be given to the holder of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

         11.  AMENDMENTS AND CHANGES.

         As long as any of the Series A Preferred shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series A Preferred then outstanding:

              11.1  Increase the number of authorized shares of Series A
Preferred.

              11.2 Create any new class or series of shares having rights on a parity with or superior to the rights of the Series A Preferred.

              11.3 Amend or change the Corporation's Certificate of Incorporation or Bylaws in a manner which materially and adversely affects the rights of the Series A Preferred.

              11.4 Materially or adversely alter or change the preferences, rights, privileges, powers or the restrictions provided for the benefit of the Series A Shares.

              11.5 Amend this Section 11.

         12. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

    IN WITNESS WHEREOF, InfoNow Corporation has caused this certificate to be executed by its Chairman of the Board and attested by its Secretary this 3rd day of February, 1995.

                                  INFONOW CORPORATION

                                  By: /s/ GENE R. COPELAND
                                     ---------------------------------
                                       Gene Copeland
                                       Chief Executive Officer

[SEAL]

ATTEST:

/s/ ROBIN BRADBURY
---------------------------------
Robin M. Bradbury, Secretary

Dated: February 3, 1995

                               State of Delaware

                        Office of the Secretary of State
                            _________________________

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INFONOW CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 1995, AT 9 O'CLOCK A.M.
    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                  [STATE SEAL]








                                  [SEAL] /s/ EDWARD J. FREEL
                                         --------------------------------------
                                         Edward J. Freel, Secretary of State
2245005 8100
                                         AUTHENTICATION:   7466817
950077427                                          DATE:   04-10-95

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                              INFONOW CORPORATION


    INFONOW CORPORATION, a corporation organized and existing under and by virtue of the General Corporaion Law of the State of Delaware, DOES HEREBY
CERTIFY:

    FIRST:    That the amendments to the Certificate of Incorporation of the corporation set forth in the following resolutions adopted by the corporation's Board of Directors and stockholders have been duly declared to be advisable by the Board of Directors of the corporation and duly proposed by such Board of Directors to the stockholders of the corporation and have been duly adopted by the written consent of the holders of a majority of all outstanding shares of capital stock of the corporation entitled to vote thereon and by a majority of all outstanding shares of capital stock of each class entitled to vote thereon as a class, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:

         RESOLVED: That the first paragraph of Article FOURTH of the corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                        "The total number of shares of stock which the Corporation is authorized to issue is Seventeen Million (17,000,000) shares of which Fifteen Million (15,000,000) shares of the par value of $.001 each are Common Stock and Two Million (2,000,000) shares of the par value of $.001 each are Preferred Stock."

         RESOLVED: that the Certificate of Incorporation of the corporation be amended by adding a new Article NINTH as follows:



                   NINTH: Each share of the Corporation's Common Stock, $.001 par value, issued at the time a Certificate of Amendment containing this amendment is filed with the Secretary of State of the State of Delaware shall be and hereby is automatically changed and reclassified without further action into one twenty-fifth (1/25) of a fully paid and nonassessable share, $.001 par value, of the Corporation's Common

                             Stock, provided that no fractional shares shall be issued to any stockholder pursuant to such change and reclassification. The Corporation may issue to each stockholder who would otherwise be entitled to a fractional share as a result of such change and reclassification a number of shares rounded up to the next whole share.

    IN WITNESS WHEREOF, said InfoNow Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Gene R. Copeland, its President and Robin Bradbury, its Secretary, this 29th day of March, 1995.

                                  INFONOW CORPORATION

                                  By: /s/ GENE R. COPELAND
                                     --------------------------
                                      President


                                  By: /s/ ROBIN BRADBURY
                                     --------------------------
                                      Secretary